Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated March 3, 2021, with respect to the consolidated financial statements of Oesterreichische Kontrollbank Aktiengesellschaft, incorporated herein by reference.

Vienna, Austria

Date: July 21, 2021

/S/ MAG. WILHELM KOVSCA
Name: Mag. Wilhelm Kovsca
KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft Vienna, Austria